NEWGIOCO GROUP, INC SCHEDULE DEF 14A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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NEWGIOCO GROUP, INC

(Name of Registrant as Specified in its Charter)

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Newgioco Group, Inc. Suite 701, 130 Adelaide St. W. Toronto, Ontario M5H 2K4 (OTCQB:NWGI)

May 15, 2017

To the Stockholders of NEWGIOCO GROUP, INC.:

It is my pleasure to cordially invite you to attend the annual meeting of stockholders of NEWGIOCO GROUP, INC., a Delaware corporation, on Thursday, June 15, 2017 at Suite 701, 130 Adelaide St. W., Toronto, Ontario M5H 2K4 Canada. Management presentations, and the formal annual meeting will commence at 10:00 a.m. (local time).

At this meeting, our stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. A presentation on our Company and business development will also be made and questions of general interest to stockholders will be addressed. The notice of annual meeting of stockholders and proxy statement, which describe the formal business to be conducted at the meeting, are enclosed with this letter.

Regardless of the number of shares of stock you own, your careful consideration of, and vote on, the matters before our stockholders are very important. Whether or not you plan to attend the meeting in person, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form in accordance with instructions set forth in the enclosed voting instruction form (attached hereto as Schedule A) in the prepaid envelope (if mailing within the United States) by June 5, 2017, to ensure that your shares will be represented.

We have also included with this letter a copy of our 2016 Annual Report, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The board of directors and management look forward to seeing you at the meeting on June 15th.

Sincerely,

/s/ Michele Ciavarella_____________

Michele Ciavarella, B.Sc.

Chairman and Chief Executive Officer

Newgioco Group, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 15, 2017, 10:00 a.m. Eastern Time

At the offices of Beard Winter LLP,

Suite 701 – 130 Adelaide St. W.

Toronto, Ontario, Canada M5H 2K4

May 15, 2017

Dear Stockholder:

NOTICE IS HEREBY GIVEN that NEWGIOCO GROUP, INC., a Delaware corporation, will hold an annual meeting of stockholders on June 15, 2017 at 10:00 a.m. (local time) at the Suite 701, 130 Adelaide St. W., Toronto, Ontario M5H 2K4 Canada (the "Meeting"). The Meeting is being held for the following purposes:

1.	Elect seven directors to the Company’s Board of Directors. The Board intends to nominate 7 persons to serve as directors of our company;
2.	Consider and ratify the selection of Pitagora Revisione, Srl as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To hold an advisory vote on a non-binding proposal to approve our Named Executive Officers' compensation;
4.	To hold an advisory vote on a non-binding proposal to approve the frequency of future non-binding votes on our Named Executive Officers' compensation, and
5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Our board has fixed the close of business on May 8, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form as soon as possible, regardless of whether you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form, regardless of whether you plan to attend the meeting in person.

By order of our board of directors,

Michele Ciavarella,

Chief Executive Officer

You will not be admitted to the Annual Meeting of Stockholders without proper identification (such as a driver's license or passport) and either proof of your ownership of our common stock or proof that you hold a valid proxy from a stockholder who held our common stock, in each case as of the record date of the Annual Meeting of Stockholders.

Registration will begin at 9:15 a.m. Eastern Time. Please allow ample time for check-in and bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting of Stockholders. If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting of Stockholders in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of our common stock (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy).

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TABLE OF CONTENTS

Pg.

PROXY SUMMARY
Corporate Overview	3
Annual Report	3

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Solicitation of Proxies	3
Householding	3
Where You Can Find More Information	4

QUESTIONS AND ANSWERS ABOUT VOTING
Agenda Items	4
What Proposals am I being asked to consider and vote upon	4
Will there be any other items of business addressed at the Annual Meeting	4
Who Can Vote	5
Shares Outstanding and Quorum Requirement	5
Dissenting Stockholder Rights	5

FREQUENTLY ASKED QUESTIONS	5

VOTING SECURITIES AND OWNERSHIP OF VOTING SECURITIES
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table of Certain Beneficial Owners and Management	8
Interests of Certain Persons in Matters to be Acted Upon	9
Section 16(a) Beneficial Ownership Reporting Compliance	9

PROPOSAL ONE – ELECTION OF DIRECTORS	10
Corporate Governance	10
Directors/Nominees	10
Executive Officers	13

INFORMATION ABOUT OUR BOARD OF DIRECTORS
Conduct of Business	14
Meetings Held by the Board of Directors	14
Role of the Board of Directors - Board Leadership Structure – Risk Management	14
Annual Meeting Attendance	15
Director Independence	15
Executive Sessions of Independent Directors	15
Code of Ethics / Committee Charters	15
Policy / Procedure for Review / Approval of Related Party Transactions	16
Committees	17
Audit Committee	17
Audit Committee Financial Expert	17
Compensation Committee	17
Other Committees	18
Director Nomination Process	18
Shareholder Communications with the Board	19

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Board of Directors Compensation	19
Director Compensation	19
Fees and Equity Awards for Non-Employee Directors	19
Long-Term Incentive Plans	19
Grants to Directors for Prior Service to the Company	20
Executive Compensation	20
Summary Compensation Table	20
Outstanding Equity Awards at Fiscal Year-End	20
Employment Agreements	21

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Family Relationships	21
Involvement in Certain Legal Proceedings	21
Related Party Transaction Policy	21
Related Party Transactions and Debt	21

PROPOSAL TWO - RATIFICATION OF THE SELECTION OF PITAGORA REVISIONE SRL AS OUR	23
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017
Audit Committee Report	23
Principal Accountant Fees	23
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	24

PROPOSAL THREE – SAY-ON-PAY: ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25

PROPOSAL FOUR – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE THE	26
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

OTHER MATTERS	27
Stockholder Proposals for the 2018 Annual Meeting	27
Expenses Relating to this Proxy Solicitation	27
Other Business to be Conducted at the Annual Meeting	27

Appendix “A”	a
Schedule “A”	c

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PROXY STATEMENT

This Proxy Statement, the accompanying proxy card and our Annual Report to Stockholders for our fiscal year ending December 31, 2016 ("fiscal 2016") are being mailed, beginning on or about May 15, 2017, to owners of shares of common stock, par value $0.0001 per share ("Common Stock"), of Newgioco Group, Inc. (referred to as "we," "us," "our," "Newgioco," or the "Company") in connection with the solicitation of proxies by our board of directors for our Annual Meeting of Stockholders (the "Annual Meeting"). This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting in person, to vote. Our board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

Corporate Overview

NEWGIOCO GROUP, INC., (the "Company") was incorporated in the state of Delaware on August 26, 1998 as Pender International Inc. On August 15, 2014, we completed the acquisition of 100% ownership in Multigioco, a corporation organized under the laws of the Republic of Italy, and is now a wholly owned subsidiary of the Company. As a result of the acquisition of Multigioco, our principal business became a licensed gaming operator offering web-based leisure gaming and sports betting.

On January 1, 2015, we completed the acquisition of Rifa, and Multigioco purchased offline gaming assets, from Newgioco Srl, which included a Bersani license allowing the Company to operate retail land-based gaming locations in Italy.

On July 1, 2016, we completed the acquisitions of Ulisse GmbH an Austrian gaming company, increasing the land-based footprint of the Company by 107 agency locations in Italy as well as Odissea Betriebsinformatik Beratung GmbH, an Austrian gaming technology company which owns a leading edge betting software platform making the Company a fully integrated gaming operator. The Company now has a network of approximately 1,100 web-based betting shops, as well as 7 Corner and 112 Agency land-based stores.

On July 20, 2016 changed its name to Newgioco Group, Inc.

Annual Report

Our annual report on Form 10-K for the year ended December 31, 2016 is enclosed with this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2017.

Solicitation of Proxies

The board of directors is soliciting your vote by distributing this proxy statement to all stockholders entitled to vote at the Annual Meeting on June 15, 2017 at 10:00 a.m., Eastern Time, at the offices of Beard Winter LLP, located at Suite 701, 130 Adelaide St. W., Toronto, Ontario Canada M5H 2K4, and any adjournments of that meeting. The board will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to all beneficial owners of our common stock.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for Newgioco.

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Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of Newgioco's Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If you prefer, we will promptly deliver a separate copy of the document to you if you request one by writing to: Newgioco Group, Inc., Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4, Attention: Corporate Secretary; or calling: (416) 593-5555 . If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number above.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov or at www.newgiocogroup.com.

Upon request of any stockholder, a copy of Newgioco's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including a list of the exhibits thereto, may be obtained, without charge, by writing to Newgioco Group, Inc., Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4, Attention: Corporate Secretary or by requesting a copy by telephone at: (416) 593-5555 .

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important.

QUESTIONS AND ANSWERS ABOUT VOTING

Agenda Items

What Proposals am I being asked to consider and vote upon?

The agenda for the Annual Meeting is to:

1.	Elect seven directors to the Company’s Board of Directors. The Board intends to nominate 7 persons to serve as directors of our company;

2.	Consider and ratify the selection of Pitagora Revisione, Srl as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	Hold an advisory vote on a non-binding proposal to approve our Named Executive Officers' compensation;

4.	Hold an advisory vote on a non-binding proposal to approve the frequency of future non-binding votes on our Named Executive Officers' compensation, and

5.	Transact any other business properly brought before the meeting.

Will there be any other items of business addressed at the Annual Meeting?

Our bylaws preclude consideration of any other business by the stockholders at the Annual Meeting since the requisite notice to conduct such business would not have been provided on a timely basis to the stockholders before the meeting.

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Who Can Vote

Shares Outstanding and Quorum Requirement

You can vote at the Annual Meeting if you are a holder of Common Stock on the record date. The record date is the close of business on May 8, 2017. You will have one vote for each share of Common Stock and your shares can be voted at the Meeting only if you are present in person or represented by a valid proxy. As of May 8, 2017, there were 37,009,295 shares of Common Stock outstanding and entitled to vote.

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Votes withheld and broker non-votes will be considered to be represented for purposes of determining a quorum.

Dissenting Stockholder Rights

Dissenting stockholders have no appraisal rights under Delaware law, or under our Articles of Incorporation, or under our bylaws in connection with the matters to be voted on at the Meeting.

FREQUENTLY ASKED QUESTIONS

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a Proxy Statement?

A proxy statement is a document that regulations issued by the U.S. Securities and Exchange Commission require that we provide you when we ask you to sign a proxy card to vote your stock at the annual meeting of stockholders.

Why am I receiving this Proxy Statement?

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2017 Annual Meeting of Stockholders to be held on Thursday, June 15, 2017 at 10:00 a.m. at Suite 701, 130 Adelaide St., W. Toronto, Ontario, M5H 2K4. This Proxy Statement furnishes you with information you need in order to vote, whether or not you attend the meeting. Please see the Proxy Card attached as Schedule “A” with this letter.

What if I receive multiple proxy cards?

This means that your shares are held in more than one account. In order to make sure you have voted all of your shares, please make sure you have properly signed, dated and mailed each proxy card you may have received.

Use of Proxies and Revocation of Proxy

Unless you tell us on the proxy card to vote differently, we will vote shares represented by signed and returned proxies: (i) FOR all of the nominees for director listed in this proxy statement; (ii) FOR the ratification of Pitagora Revisione Srl as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) FOR the approval of the adoption of the 2016 Plan; (iv) FOR the approval of the compensation of our Named Executive Officers, in an advisory vote; and (v) FOR a frequency of an advisory vote on the compensation of our Named Executive Officers every year, in an advisory vote. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote shares represented by proxies according to their best judgment.

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Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Signature Stock Transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas 75001, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

“Stockholder of record.” If your shares are registered directly in your name with our transfer agent, Signature Stock Transfer, Inc., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

“Beneficial Owner of Shares Held in Street Name.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of the shares held in “street name,” and the Notice was forwarded to you by your brokerage firm, bank or other intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How to Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or
•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting for all of the director nominees, in favor of each of proposals 2, and 3 listed above under "Agenda Items," and in favor of "one year" with respect to the vote on the frequency of an advisory vote on our Named Executive Officers.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person; or
•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee.

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Broker Non-Votes

A broker non-vote occurs when banks, brokerage firms or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable rules. Banks or brokerage firms have this discretionary authority with respect to the ratification of the independent registered public accountants (Proposal No. 2), but do not have such discretionary authority with respect to the election of directors (Proposal No. 1), approval of the compensation of our Named Executive Officers (Proposal No. 3), and selection of the frequency of an advisory vote on the compensation of our Named Executive Officers (Proposal No. 4). If you are the beneficial owner of shares of our Common Stock that are held of record by a bank, brokerage firm or other nominee and do not provide such holder with voting instructions on matters with respect to which it does not have discretionary authority, there will be a broker non-vote with respect to your shares on each such matter.

Revoking a Proxy or Changing Your Vote

Can I change or revoke my vote?

Yes. You can revoke your vote at any time before the beginning of the Annual Meeting depending on how you hold your shares as follows:

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;
•	Sending a written notice to our corporate secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Newgioco Group, Inc.

Suite 701, 130 Adelaide St. W.

Toronto, Ontario M5H 2K4

Attention: Corporate Secretary or Chief Executive Officer

Or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You also must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

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•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee; or
•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You also must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated by the Inspectors of Election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. An abstention is counted as a vote against that proposal.

Shares represented by proxies that reflect a broker "non-vote" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as "for" or "against" that proposal.

How will I find out the outcome of the voting?

We will announce preliminary voting results at the meeting. We will publish the final results in a Current Report (Form 8-K) filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

VOTING SECURITIES AND OWNERSHIP OF VOTING SECURITIES

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our Common Stock beneficially owned on May 8, 2017 for: (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of May 8, 2017, we had 37,009,295 shares of Common Stock outstanding.

Security Ownership Table of Certain Beneficial Owners and Management

(i) The following is a tabular presentation of each stockholder that is not an officer or director of the Company that we know to be the beneficial owner of 5% or more of our outstanding Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Common Stock	Gold Street Capital Corp. Georgetown, Grand Cayman	19,716,330	53%
Common Stock	Mississaugas of the New Credit First Nation Hagersville, Ontario	2,669,000	7.2%

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(ii) The following is a tabular presentation of each of our executive officers and directors ownership of Common Stock:

Title of Class	Name, Position and Address of Officer or Director	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Common Stock	Michele Ciavarella(2), Chairman, CEO	0	0%
Common Stock	Alessandro Marcelli, Director, President	2,500,000	6.8%
Common Stock	Beniamino Gianfelici, Director, VP Regulatory Affairs	1,500,000	4.1%
Common Stock	Gabriele Peroni, Director, VP Business Development	2,517,900	6.8%
Common Stock	Luca Pasquini, Director, Chief Technology Officer	2,538,911	6.9%
Common Stock	Franco Salvagni, Director, VP Land-based Operations	324,000	Less than 1%
Common Stock	Quirino Mancini, Director	100,000	Less than 1%
Common Stock	Graham Martin, Director	100,000	Less than 1%

(1)	Based on 37,009,295 shares of Common Stock outstanding as of May 8, 2017. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Michele Ciavarella disclaims any beneficial ownership over the 19,716,330 shares of the Company held by Gold Street Capital Corp., a corporation owned by his wife, Gilda Pia Ciavarella.

(iii) The following is a tabular presentation of our executive officers and directors ownership of Common Stock as a group:

Title of Class	Name, Position and Address of Officer or Director	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Common Stock	Executive Officers and Directors as a group	9,581,611	26.1%

Interests of Certain Persons in Matters to be Acted Upon

None of our directors or executive officers, no nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2016, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors, each of whose terms will expire at this Annual Meeting. Following a thorough review process, the Board determined that it cannot support the re-election of Mr. Graham Martin as an Independent Director. The Board does, however, acknowledge Mr. Martin’s professional background and experience.

In advance of the Annual Meeting, three of our non-independent directors, Beniamino Gianfelici, Gabriele Peroni and Franco Salvagni resigned from the board of directors. Messrs. Gianfelici, Peroni and Salvagni continue to play very important roles in the management of the Company and will continue with their respective duties as executive officers as described below.

On May 1, 2017, our board of directors elected three new directors to fill the vacancies left by Messrs. Gianfelici, Peroni and Salvagni and appointed Mr. Stefano Giorgi, Mr. Kelly Ehler and Mr. Robert Stabile to serve as Independent Directors on our Board until the Annual Meeting. Our seven nominees for director this year are Michele Ciavarella, Alessandro Marcelli, Luca Pasquini, Quirino Mancini, Stefano Giorgi, Kelly Ehler, and Robert Stabile. Messrs. Ciavarella, Marcelli, Pasquini, and Mancini are incumbents who were previously elected by our stockholders at our 2016 Annual Meeting of Stockholders. Messrs. Giorgi, Ehler, and Stabile were recommended by one of our stockholders and nominated by our board of directors to stand for election at the Annual Meeting.

Biographical information about the nominees is provided below under "Corporate Governance-Directors/Nominees."

We expect each nominee be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our board of directors. The term of office of each person elected as a director will continue for one year, until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death. The seven nominees receiving the highest number of FOR votes shall be elected as directors.

Vote Required

Director nominees receiving more votes cast for their election than against will be elected directors of the company. Abstentions and broker nonvotes have no effect on the voting for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MICHELE CIAVARELLA, ALESSANDRO MARCELLI, LUCA PASQUINI, QUIRINO MANCINI, STEFANO GIORGI, KELLY EHLER, AND ROBERT STABILE TO OUR BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Directors/Nominees

Information about the nominees is provided below. All of the nominees currently serve on our board of directors:

Michele Ciavarella, 55, has been a member of our board of directors, and our Chairman and CEO since June 2011. Mr. Ciavarella has served the Company in various roles and executive capacities since 2004. From 2004 to 2011 Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies as well as business development officer for a successful family business in the commercial retail fixture industry. From 1990 to 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor with Manulife Financial and Sun Life Financial. Mr. Ciavarella earned his Bachelor of Science degree from Laurentian University in Sudbury, Ontario.

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Mr. Ciavarella's primary professional activity over the past 25 years has been focused on incubating and executing on business building strategies. He brings practical experience in a broad range of competencies including executive, financial and operational application of lean business process management as well as extensive c-level and board level experience. Mr. Ciavarella has also served in a variety of community involvement initiatives and development programs and lecturing for youth ice hockey throughout Canada and United States.

Disclosure about past proceedings. Proceedings were brought against Mr. Ciavarella in 2004 by the Ontario Securities Commission (“OSC”) followed by related allegations made by the Royal Canadian Mounted Police (“RCMP”). Mr. Ciavarella denied the allegations, and maintained a conscience of innocence throughout the proceedings. In May 2011, the proceedings against Mr. Ciavarella were stayed and subsequently withdrawn. Mr. Ciavarella settled the matter with the OSC whereby it was mutually agreed that Mr. Ciavarella was not involved in any wrongdoing, and was responsible solely for failing to monitor his trading accounts that were hijacked and defrauded by a rogue RCMP agent.

Mr. Ciavarella brings to our board of directors significant leadership skills and diversified industry experience combined with a track record of growing businesses, both organically and through acquisitions and joint ventures. In addition to his strong international experience in business operations and growth, our board of directors believes that Mr. Ciavarella is a valuable asset to our strategic planning and growth process, as well as to providing insight into corporate governance and best practices among diversified industries and companies.

Alessandro Marcelli, 42, has been a member of our board of directors since February 2015 and currently serves as Company President. Mr. Marcelli brings 20 years of professional experience in the technology industry having a broad range of applicable cross border experience including a key role as Project Manager of Software with NATO in 1996 working within the Turkish Army. He was employed with Vodafone Group PLC from 1997 through 2010 as manager of the operational and maintenance center for central and south Italy operations.

Since 2007, Mr. Marcelli has been the COO and Managing Director of Multigioco and has been instrumental to the development and expansion of the Newgioco/Multigioco operations to over €80 Million in gross annual gaming turnover.

Mr. Marcelli's brings to our board of directors substantial industry and management experience from his years of service in IT, communications, team building as well as management skills in fast changing environments, enables him to contribute both to our strategic, staff management and industry-related planning, as well as to discussions of our management and corporate governance.

Luca Pasquini, 50, has been a member of our board of directors since August 2016 and currently serves as Company Chief Technology Officer. Mr. Pasquini brings 30 years of Information Technology experience has held the key roles of team leader, service manager and project manager in various software and technology development projects. From 2011 to 2013, Mr. Pasquini was IT Manager with GoldBet sportwetten GmbH where he provided executive oversight of technology adaptation and software development during a period of substantial growth in GoldBet’s betting turnover.

In 2013, Mr. Pasquini co-founded Odissea Betriebsinformatik Beratung GmbH where he was instrumental in the engineering and creation of a powerful, state-of-the art sports betting and gaming technology system. Mr. Pasquini was also instrumental in assembling a solid team of gaming specialist software engineers that have developed an innovative bookmaker platform and a full suite of gaming products.

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Mr. Pasquini brings to our board of directors an extensive background in gaming software development, including in software engineering in a variety of industries, as well as technical leadership, and provides advice and guidance with respect to the integrity of our technical and software platform.

Quirino Mancini, 54, has been a member of our board of directors since August 2016. Mr. Mancini is one of the leading Italian gaming and gambling lawyers with a specialist practice of more than 15 years. He acts for many Italian and foreign-based online and land-based companies operating in the Italian gaming market. He is global head of the gaming and gambling practice at Tonucci & Partners (www.tonucci.com), a top Italian general practice firm with offices in Rome, Milan, Brescia, Padua, Florence, Tirana, Bucharest and Belgrad.

Mr. Mancini is a regular speaker at most European and international gaming conferences and sits in the editorial board of various sector reviews and magazines. Co-founder and editor of www.gaminglaw.eu, a pan-European information and commentary portal focusing on legal and regulatory issues under European and national gaming laws. In addition, he is heavily engaged in the sports & entertainment fields and regularly advises market analysts, banks, investment houses and venture capital funds directly or indirectly involved in the Italian market.

Mr. Mancini is Secretary and fellow member of the Leadership Committee of the International Masters of Gaming Law, a worldwide organisation gathering regulators, lawyers and advisors, in-house counsels and educators engaged in the gaming business.

Mr. Mancini combines a strong legal background and extensive practice experience in European Gaming laws that enables him to understand the legal and regulatory framework in our industry, which qualifies him to engage in the assessment and oversight of the legal obligations around our business, licensing and regulatory compliance.

Stefano Giorgi, 52, has been a member of our board of directors since May 1, 2017. Mr. Giorgi, is a graduate of Communications Sciences from Viterbo, Italy and brings over 25 years of IT business experience holding various specialty competencies including Cloud based and BigData software architecture, customer development strategies with an in-depth knowledge of B2B responsibilities and Marketing Policy Definition. He has also served as a regional sales director for a wide range of clients from large corporate entities (TIM; Lottomatica) to government agencies (Autostrade, Poste Italia). Stefano is currently the CEO of an innovative Italian IT solutions development company, compiling vocational training and skills development programs based on .net and java technology.

Mr. Giorgi's significant background in the IT solutions, B2B business management and marketing in Italy, and his multiple language skills will enable him to provide our board of directors with additional insight into customer development strategies and online marketing techniques.

Kelly Ehler, 55, has been a member of our board of directors since May 1, 2017. Mr. Ehler, is a Chartered Accountant and former auditor with PWC and banker with Bank of Montreal. Mr. Ehler currently sits on various corporate boards and board committees including additional roles as Audit Committee Chairman, assisting in audits, preparation and consolidation of financial statements for multi-currency and multijurisdictional public companies, drafting and review of legal agreements on acquisitions, shareholder agreements and mining related agreements. He brings extensive public company experience in numerous capacities and positions including CEO, COO, VP and CFO.

As a certified public accountant, Mr. Ehler is a strong candidate to serve as a financial expert on the Audit Committee when one is established. Mr. Ehler's significant background in the areas of tax and finance, including with public companies, and his experience as a certified public accountant will enable him to provide our board of directors with additional insight into finance and accounting matters.

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Robert Stabile, 42, has been a member of our board of directors since May 1, 2017. Mr. Stabile, is a Chartered Financial Analyst, and currently the CFO of Beanfield Technologies Inc., a leading independent telecommunications company based in Toronto. Robert brings extensive and diversified financial analysis and modelling experience with him. Robert was recently a Portfolio Manager of Mutual Funds and Private Client Accounts at LDIC Inc.. Prior to managing money, Robert was advising institutional investors as an Equity Research Analyst with CIBC World Markets, and then as an Equity Salesman and Partner at Paradigm Capital, a Canadian Investment Banking Firm. Robert holds an Honours Business degree from Wilfrid Laurier University.

As a Chartered Financial Analyst, Mr. Stabile brings to our board of directors an extensive background in private investment in diversified industries, as well as financial expertise, and provides advice and leadership with respect to our financial health and the will strong team asset in the execution of our growth strategies.

Executive Officers

The following table sets forth the name, age and principal position of each of our executive officers as of the date of this Proxy Statement:

Name	Age	Position

Michele Ciavarella	54	Chief Executive Officer
Alessandro Marcelli	42	President
Luca Pasquini	50	Chief Technology Officer
Gabriele Peroni	52	VP Business Development
Franco Salvagni	41	VP Land-based Operations
Beniamino Gianfelici	70	VP Regulatory Affairs

Michele Ciavarella was appointed Chief Executive Officer of Newgioco on June 6, 2011. Mr. Ciavarella’s biographical information is provided above under "Corporate Governance-Directors/Nominees."

Alessandro Marcelli, became our President in August 2014. Mr. Marcelli’s biographical information is provided above under "Corporate Governance-Directors/Nominees."

Luca Pasquini became our Chief Technology Officer in July 2016. Mr. Pasquini’s biographical information is provided above under "Corporate Governance-Directors/Nominees."

Mr. Peroni brings 20 years of experience in the online and land-based gaming business. From 2011 to 2013, Mr. Peroni was the senior sales manager for GoldBet sportwetten GmbH in charge of business development throughout Italy. Mr. Peroni was influential in leading the company to doubling betting turnover to over €500 million during his tenure.

In 2013, Mr. Peroni co-founded Odissea Betriebsinformatik Beratung GmbH where he has been instrumental to securing a number of significant B2B contracts producing approximately €12 million per week in betting turnover.

Mr. Salvagni has 20 years of experience at the retail level in Italian gaming business. In 2013, Mr. Salvagni joined Ulisse GmbH as Area Manager in charge of developing the land-based distribution of betting shops in Italy. Mr. Salvagni has been a key player in rapidly growing and managing the location portfolio from start-up to over 100 locations during his tenure.

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Mr. Beniamino (Benji) Gianfelici is the founder and director Newgioco and has served as our Vice President of Regulatory Affairs and as a member of the board of directors since August 7, 2015. Prior to establishing Newgioco in 1996 and entering the gaming business, Mr. Gianfelici, formed and managed a highly successful construction enterprise which designed, engineered and constructed a number of prominent buildings in Rome, Italy. Mr. Gianfelici brings over 35 years of experience in gaming operations in Italy along with a wealth of business relationships in a broad range of industries and several key business centers throughout Italy.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Conduct of Business

All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Delaware Corporations Law and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Newgioco believes it is important to disclose to you a summary of our major corporate governance practices. Some of these practices have been in place since the Company’s inception. Others have been adopted as our business has recently developed and in response to legislative and regulatory changes.

We will continue to assess our corporate governance practices and refine them as appropriate due to various circumstances. We will share any future changes with you on an ongoing basis.

Meetings Held by the Board of Directors

The Board of Directors, either in person or by telephonic conference as permitted by the Company's Bylaws, took official action 4 times during the period from January 1, 2016 through December 31, 2016.

Role of the Board of Directors - Board Leadership Structure – Risk Management

All corporate authority resides in the board of directors as the representative of the stockholders. The board has delegated authority to management to implement the Company’s mission of maximizing long-term stockholder value while adhering to the laws of the jurisdictions where we operate and at all times observing the highest ethical standards. With respect to its relationship to management, the board’s role is not to manage but to provide independent oversight of management’s decisions.

Management’s responsibilities include the development and implementation of the Company’s strategic plans, utilization of company resources, authorization of spending limits and the authority to hire consultants and employees and terminate their services when deemed appropriate or necessary. The board retains responsibility to recommend candidates to the stockholders for election to the board of directors. The board retains responsibility for selection and evaluation of the chief executive officer, determination of senior management compensation, approval of the annual budget, and assurance of adequate financial and accounting systems, procedures and controls. The board also provides advice and counsel to senior management on a regular basis.

All major decisions are considered by the board as a whole; however, the board has chosen to exercise certain of its responsibilities through committees of the board. Since Newgioco is a smaller reporting company it does not have any existing standing committees of the board, however, the board will consider establishing such standing committees as resources become available.

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Due to the developing nature of our business and classification as a smaller reporting company, the role of chairman of the board and chief executive officer are currently held by the same person, Mr. Michele Ciavarella. The role of the board chairman is to set board agendas, priorities and procedures to facilitate the board in its review and oversight function. The role of the chief executive officer is to establish and implement the Company’s strategic direction, subject to board oversight. Mr. Ciavarella has thus far been able to carry out these duties in an effective and dependable manner and has also been a capable steward of our stockholder’s interests during the development stage of our new business. Consistent with the Company’s view of our board of directors’ and management’s distinct but mutually supportive roles described above, the Company plans to separate the positions of board chairman and chief executive officer as our business expands and such tasks grow more demanding and as resources become available.

Annual Meeting Attendance

It is the Company's policy that all directors attend the annual stockholders meeting. All persons who were directors on the date of last year's annual stockholders meeting attended such meeting either in person or by telephonic conference.

Director Independence

We evaluate the independence of our directors in accordance with the listing standards of the Nasdaq Stock Market, LLC ("Nasdaq"), and the regulations promulgated by the Securities and Exchange Commission ("SEC"). These rules and regulations, applicable to listed companies, require that a majority of the members of a company's board of directors must qualify as "independent," as affirmatively determined by our board of directors, except in the case of smaller reporting companies.

Quotations for our common stock are entered on the Over-the-Counter inter-dealer quotation system (OTCQB), which does not have director independence requirements. For the purpose of determining director independence, the Company applies the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200 (a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Despite the Company’s common stock not being listed, the board has determined that it shall voluntarily adopt and implement the NASD’s “listed company rules” regulating the composition and operation of the board and its committees as in effect from time to time.

Based upon these independence standards and all of the relevant facts and circumstances, the board has affirmatively determined that Messrs. Mancini, Giorgi, Ehler, Stabile and Martin (constituting 5 members of the 8-person board) are independent. In making this determination, the board noted that neither of these directors will be executive officers or employees of the Company.

In making its determination with respect to Mr. Mancini, the board considered that while the Company has a retainer agreement with Tonucci and Partners, the law firm with which Mr. Mancini is employed, the agreement does not impair Mr. Mancini’s independence since the amount paid under the agreement in any one year since its inception (and since a prior agreement’s inception) did not exceed the greater of $200,000 or 5% of such company’s gross revenues during such period.

Executive Sessions of Independent Directors

There were no executive sessions of independent directors for the year ended December 31, 2016.

Code of Ethics / Committee Charters

The board has adopted, implemented and published on the Company’s website (www.newgiocogroup.com) the Company’s code of business conduct which applies to all members of the Board, all executive and financial officers and all employees and consultants of the Company, its divisions and its subsidiaries. The code mandates that all Company personnel observe the highest standards of business and personal conduct in the performance of their duties and responsibilities, especially in dealing with other Company personnel, our stockholders, the general public, the business community, customers, suppliers, and governmental authorities. It addresses conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets, compliance with laws, rules and regulations and requires the reporting of any illegal or unethical behavior.

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We require that our employees, our officers and directors talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected unethical, illegal or criminal activity involving the Company and/or its employees. We have established a process which allows employees, officers and directors to anonymously report any known or suspected violation of policies and rules set forth in the code of business conduct.

Waivers or amendments of the code's provisions are generally not permitted, however, they may be granted only by the board of directors, and if granted, will be disclosed promptly by the Company by posting the waiver or amendment on the Company’s website and by filing a current report (Form 8-K) with the Securities and Exchange Commission. There were no waivers and/or amendments of the code during 2016.

The board has also adopted, implemented and posted on the Company’s website the Company’s audit committee, improper payment, disclosure, business practices and money laundering charters and guidelines. The guidelines mandate that the Company's results of operations and financial position must be recorded in accordance with the requirements of law and generally accepted accounting principles and that all books, records and accounts must be maintained in reasonable detail so that they accurately and fairly reflect the business transactions and disposition of assets of the Company. The additional guidelines were adopted in order to provide a structured environment for employees or related stakeholders in order to achieve a consistent financial and ethical integrity standard within the Company.

Although the Company does not currently have an Audit Committee, the board adopted an Audit Committee charter delineating the composition and the responsibilities of the Audit Committee which became effective on January 1, 2006. The charter was revised by the board effective September 4, 2015. The charter is available on the Company's website.

Policy / Procedure for Review / Approval of Related Party Transactions

Business transactions between the Company and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer (“related party transactions”) are not prohibited. In fact, certain related party transactions can be beneficial to the Company and to its stockholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the board of directors in advance for review and approval upon the advice of counsel, which may be outside legal counsel. All existing related party transactions are reviewed when occurred and at least annually by the board of directors.

No related party transaction may be approved by the board of directors, or any Committee of the board of directors should any one be established, if such transaction, regardless of its benefit to the Company, would violate the Company’s written code of business conduct and /or its written financial integrity and compliance program.

Any director or officer with an interest in a related party transaction is expected to remove himself from considering the matter and abstain from voting upon it. In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

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Committees

Audit Committee

The Company does not currently maintain an audit committee. Although we are not legally required to have an audit committee, the Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee's duties will be to recommend to the Company's board of directors the engagement of an independent registered public accounting firm to audit the Company's financial statements and to review the Company's accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company's board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm.

The Audit Committee charter is posted and can be viewed in the "Investor Relations" section of our website at www.newgiocogroup.com.

Audit Committee Financial Expert

Although our board of directors does not currently have an Audit Committee, we intend to establish an Audit Committee at such time as the Board determines it would not be overly costly or burdensome to do so, and is warranted given our then stage of development. The Audit Committee, if established will require a financial expert. The board believes that Mr. Kelly Ehler qualifies as an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors.

Compensation Committee

Our board of directors does not currently have a Compensation Committee. We intend to establish a Compensation Committee at such time as the Board determines it would not be overly costly or burdensome to do so, and is warranted given our then stage of development.

The Compensation Committee is responsible for, among other things, reviewing and recommending to our board of directors the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our board of directors on all new executive compensation programs; reviewing the compensation of our board of directors; and administering our equity incentive plans.

The Compensation Committee may delegate any or all of its duties or responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with the Company's organizational documents and all applicable laws, regulations and rules of markets in which the Company's securities trade, as applicable.

The Compensation Committee charter is posted and can be viewed in the "Investor Relations" section of our website at www.newgiocogroup.com.

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Other Committees

We currently do not have nominating committees, or other committees performing similar functions. We will create one or more of these committees at such time as the Board determines it would not be overly costly or burdensome to do so, and is warranted given our then stage of development.

Director Nomination Process

Our board of directors does not have a nominating committee, but rather the entire board of directors participates in the process of identifying and evaluating candidates for our board of directors. Until the Annual Meeting, our board of directors consists of eight directors. The board of directors believes that given the small size of the board of directors, a separate nominating committee was not necessary. Considering the increase in independent members of the board of directors to five members as of the Annual Meeting, the board of directors will determine the need for a nominating committee.

The process followed by our board of directors to identify and evaluate candidates includes requests to members of our existing directors and others (including, where appropriate, professional search firms) for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. In considering whether to recommend any candidate for inclusion in our board of directors' slate of recommended director nominees, including candidates recommended by stockholders, our board of directors considers many factors.

Our board of directors does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our board of directors' deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on our board of directors, our board of directors places primary emphasis on the candidate's personal and professional integrity, experience in corporate management, knowledge of our business and industry, experience as a board member of another publicly held company, diversity of experience in substantive matters pertaining to our business, and practical and mature business judgment. Our board of directors does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. In the case of an incumbent director whose term of office is set to expire, our board of directors reviews such director's overall service to us during the director's term. In the case of a new director candidate, our board of directors reviews whether the nominee is "independent," based on applicable listing standards of Nasdaq and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to our board of directors for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our by-laws, to Newgioco Group, Inc., Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4, Attention: Corporate Secretary or CEO. Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Please see the section of this Proxy Statement titled "Stockholder Proposals for the 2018 Annual Meeting" for more information regarding the submission of stockholder nominations and other proposals.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our board of directors will evaluate those candidates by following the same process, and applying the same criteria, discussed above.

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Stockholder Communications with the Board

We have a process by which stockholders may communicate with our board of directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to the board of directors of Newgioco Group, Inc., c/o Corporate Secretary, Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4. Our corporate secretary will forward all mail received at our corporate office that is addressed to our board of directors or any particular director.

The company and board of directors have not established a formal process for determining whether all shareholder communication received by the corporate secretary will be forwarded to directors. The board welcomes shareholder communication and has instructed the corporate secretary to use reasonable criteria to determine whether correspondence should be forwarded. The board believes that correspondence has been and will continue to be forwarded appropriately. However, exceptions may occur, and the board does not intend to provide management with instructions that limit its ability to make reasonable business decisions. Examples of exceptions would be routine items such as requests for publicly available information that can be provided by company associates; vendor solicitations that appear to be mass-directed to board members of a number of companies; or correspondence that raises issues related to specific company transactions (gaming accounts or gaming transaction matters) where there may be privacy concerns or other issues.

In some circumstances, the board anticipates that management would provide the board or board members with summary information regarding correspondence.

Board Of Directors Compensation

Director Compensation

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Fees and Equity Awards for Non-Employee Directors

The Company does not have a formal fee structure for directors. The board intends to establish a fee structure for non-employee directors in fiscal 2017. As of December 31, 2016, we did not have any outstanding equity awards due to directors.

Long-Term Incentive Plans

There are no current arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

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We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Grants to Directors for Prior Service to the Company

As of December 31, 2016, we did not have any outstanding equity awards due to directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information for the fiscal years indicated relating to the compensation of each person who served as our principal executive officer during the past three fiscal years. Collectively, such individuals are referred to as our "Named Executive Officers."

Name and principal position	Year	Salary ($)	Bonus ($)	Award(s) ($)	Stock Comp($)	All Other Comp($)	Total Comp($)
Michele Ciavarella* Chairman, CEO, A/CFO	2016	120,000	-	-	225,000	-	345,000
	2015	120,000	-	-	-	-	120,000
	2014	90,000	-	-	-	-	90,000
Alessandro Marcelli** Director, President	2016	42,900	-	-	225,000	-	267,900
	2015	60,480	-	-	-	-	60,480
	2014	42,900	-	-	-	-	42,900
Beniamino Gianfelici Director, VP Regulatory Affairs	2016	-	-	-	225,000	-	225,000
	2015	-	-	-	-	-	-
Gabriele Peroni Director, VP Business Development	2016	28,000	-	-	-	-	28,000
Luca Pasquini Director, Chief Financial Officer	2016	49,000	-	-	-	-	49,000
Franco Salvagni Director, VP Land-based Operations	2016	28,000	-	-	-	-	28,000

*The restricted stock award shares granted to our Chairman and CEO, Michele Ciavarella, were assigned to Gold Street Capital Corp. Gold Street Capital Corp is a company owned by Gilda Ciavarella, the spouse of our Chairman and CEO, Michele Ciavarella. Michele Ciavarella disclaims any beneficial ownership over the shares of the Company held by Gold Street Capital Corp.

**The salary paid to our President, Alessandro Marcelli is net of income tax and TFR deductions. Mr. Marcelli also has use of a vehicle which is leased by the Company.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2016, we did not have any outstanding equity awards.

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Employment Agreements

At December 31, 2016, we had no formal employment and other compensation-related agreements with each of our Named Executive Officers. The Company intends to implement standardized employment agreements with each of its Named Executive Officers in fiscal 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

Beniamino Gianfelici is the founder of Newgioco Srl and Multigioco Srl and is the father in law of Alessandro Marcelli.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons, as well as the nominees for directors discussed herein, have not been involved in any of the following events during the past five years:

1.	No bankruptcy petition has been filed by or against any business of which any director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	No current director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).
3.	No current director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.
4.	No director has been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Related Party Transaction Policy

The Company does not currently maintain a Related Party Transaction Policy. However, the Company intends to implement a Related Party Transaction Policy which will require such transactions with related parties to be subject to approval by the board of directors. The Company also intends to establish an Audit Committee during the 2017 fiscal year.

As part of its review of related party transactions, the board of directors generally seeks to obtain evidence regarding whether the terms of the related party transaction are market-based. The board of directors relies on such information, in addition to other transaction-specific factors, in its review and approval of related party transactions.

Related Party Transactions and Debt

Other than as listed below, we are not aware of any transactions, since the beginning of the last fiscal year, or any proposed transactions or any series of transactions, in which the Company was a party in which the amount involved exceeds $120,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

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Our CEO has provided financing to the company in the form of demand notes through Gold Street Capital Corp. ("Gold Street"), a private corporation owned by the spouse of our CEO. The amount due to our CEO have no fixed or determinable repayment dates. During the year ended December 31, 2016, Gold Street advanced $290,242 net of repayment of $55,700. During the year ended December 31, 2016, the Company issued shares to Gold Street to repay the debt at the market prices as follows:

Date	Number of shares issued	Price per share	Total amount, USD
31-Mar-16	145,500	$ 0.95	$ 138,225
15-Nov-16	1,785,040	$ 0.15	$ 267,756
31-Dec-16	56,082	$ 0.40	$ 22,433

Doriana Gianfelici, the spouse of our President, Alessandro Marcelli has provided advances to the Company from time to time. The advances due to Ms. Gianfelici have no fixed or determinable repayment dates. The amounts are recorded as current liabilities with the balance as of December 31, 2016 of $51,819.

Advances from other stockholders include balances of approximately U.S. $505,729 due to former stockholders of Ulisse and Odissea, of which approximately U.S. $500,469 is the dividend accrued due to former stockholders of Ulisse. Following the July 1, 2016 acquisition, in the six months ended December 31, 2016, Luca Pasquini advanced approximately U.S. $2,780 to the Company.

In addition, on November 15, 2016, the Company issued an aggregate of 4,500,000 shares of common stock as a performance based restricted stock award contingent on the closing of the July 1, 2016 acquisitions. The Company granted 1,500,000 shares each to Beniamino Gianfelici, a director of the Company, Alessandro Marcelli, a director of the Company, and Gold Street Capital, a related party. The restricted stock award was granted in lieu of a formalized equity incentive plan.

The Company issued a Promissory Notes payable to Braydon Capital Corp., a company owned by Claudio Ciavarella, the brother of our CEO, a related party to related parties in the amount of $318,078. The Promissory Note for Braydon Capital Corp. bears interest at a rate of 1% per month and is due in full on the maturity date of January 13, 2018.

Also, the Company inherited a loan in connection with the acquisition of Odissea on July 1, 2016 of approximately U.S. $56,753 from Alessandro Pasquini, cousin of our director Luca Pasquini. As of December 31, 2016, the loan was repaid.

On January 1, 2015, the Company acquired land-based gaming assets from Newgioco Srl for a purchase price of approximately U.S. $787,158 which included a forgiveness of U.S. $256,251 in debt due for the administrative services. Pursuant to the agreement with Newgioco Srl, the Company made payments of approximately U.S. $200,313 and approximately U.S. $166,992 to Newgioco Srl during the years ended December 31, 2016 and 2015, respectively. The Company’s shareholder and director, Beniamino Gianfelici, owns 50% shares of Newgioco Srl.

Please refer to our annual report on Form 10-K for the year ended December 31, 2016 enclosed with this proxy statement for a complete overview of related party transactions.

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PROPOSAL TWO – RATIFICATION OF THE SELECTION OF PITAGORA REVISIONE SRL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

The board of directors has selected Pitagora Revisione Srl ("Pitagora") as our independent registered public accounting firm for the fiscal year ending December 31, 2017.Pitagora was first engaged by the Company on March 3, 2017.

The board of directors has recommended that the stockholders vote for ratification of the appointment of Pitagora as our independent registered public accounting firm. A representative of Pitagora is not expected to attend the Annual Meeting and will not have an opportunity make a statement or respond to questions at the Meeting.

Neither our by-laws nor other governing documents or laws require stockholder ratification of the appointment of Pitagora as our independent registered public accounting firm. However, the board of directors is submitting the appointment of Pitagora to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the board of directors will reconsider whether to retain Pitagora. Even if the appointment is ratified, the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Pitagora.

Vote Required

The majority of the votes cast on this proposal is required for approval. Abstentions have no effect on the voting for this proposal, but are counted as present for purposes of determining whether quorum requirements are met for the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PITAGORA REVISIONE SRL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Audit Committee Report

The Company does not currently maintain an audit committee. Although we are not legally required to have an audit committee, the Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee's duties will be to recommend to the Company's board of directors the engagement of an independent registered public accounting firm to audit the Company's financial statements and to review the Company's accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company's board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Principal Accountant Fees

The following is a summary of fees for professional services rendered by Pitagora for the year ended December 31, 2016 and our previous certifying accountant Paritz & Co, PA (“Paritz”) for the year ended December 31, 2015:

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	Year ended March 31,
	2016	2015

Audit fees	$47,307	$48,000
Audit related fees	—	—
Tax fees	—	—
Total	$47,307	$48,000

Audit fees. Audit fees represent fees for professional services performed by Pitagora and Paritz for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees. Audit-related fees represent fees for assurance and related services performed by Pitagora an Paritz that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm. These include services related to consultation with respect to special procedures required to meet certain regulatory requirements.

Tax fees. There were no fees paid to Pitagora and Paritz for tax compliance services for the fiscal years ended December 31, 2016 and 2015, respectively.

All other fees. There were no other fees paid to Pitagora or Paritz for the fiscal years ended December 31, 2016 and 2015, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The board of director’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and our management are required to periodically report to the board of directors regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The board of directors may also pre-approve particular services on a case-by-case basis. All services provided by the independent registered public accounting firm in fiscal 2016 and fiscal 2015 were pre-approved by the board of directors.

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PROPOSAL THREE – SAY-ON-PAY

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the section titled "Executive Compensation," and any related material as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This proposal, commonly known as a "Say-On-Pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

This vote is advisory, and therefore not binding on the Company, the Compensation Committee when established, or our board of directors. Our board of directors values the opinions of the stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the board of directors, or the Compensation Committee when established, will evaluate whether any actions are necessary to address those concerns.

We believe that the policies and procedures articulated in the "Executive Compensation" section of this Proxy Statement are effective in achieving the Company's goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal 2016 results.

In 2016, the company delivered strong operating results and financial performance that benefited shareholders. The Company reported record gaming turnover by exceeding $100 million for the first time in corporate history resulting in revenue growth of 82.6% to $8.9 million for the year ended December 31, 2016. The Company also finished with approximately 86,000 registered customers in 2016 up from 36,000 in 2015, outperforming growth targets by approximately 10%.

Highlights of our company’s strong year included:

•	Cash in the bank grew significantly from $157,363 to $2.2 million;
•	Total Assets more than doubled from approximately $3.6 million to $7.4 million;
•	Non-GAAP gaming turnover reached $106 million in 2016, an increase of 41.8% compared to $72.6 million in 2015;
•	GAAP revenue reached $8.9 million in 2016, compared to $4.9 million for 2015, an increase of 82.6%.

For our executives, this strong performance triggered a performance-based incentive equity incentive award which was set out by the board of directors in lieu of a formal equity incentive plan. We are asking stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.

In addition to these highlights, please read the Executive Compensation discussion section for more detailed information about our executive compensation program and decisions to inform your vote on the following say-on-pay proposal:

“RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the Newgioco Group, Inc. 2017 Annual Shareholder Meeting pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation discussion, the 2016 Summary Compensation Table and the other related tables and narrative disclosure.”

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting that are entitled to vote on this proposal is required for approval. Votes to abstain have the same effect as votes against the proposal. Broker nonvotes have no effect on the voting for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL FOUR – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As discussed in Proposal No. 3, our board of directors values the input of our stockholders regarding the Company's executive compensation practices. As contemplated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are also invited to express their views, on an advisory (non-binding) basis, on how frequently advisory votes on the compensation of our Named Executive Officers, such as Proposal No. 3, will occur. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory vote on our Named Executive Officer compensation once every year, every two years, or every three years.

After careful consideration of this Proposal No. 4, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our board of directors recommends that you vote for the advisory vote on our Named Executive Officer compensation to occur every year.

You may cast your advisory vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting. Approval of the frequency of an advisory vote on the compensation of our Named Executive Officers will require the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, assuming a quorum is present. In the event that none of the options of every one year, every two years or every three years for the frequency of the vote on the compensation of our Named Executive Officers receives the required vote for approval, the frequency that receives the highest number of votes will be considered by our board of directors to be the stockholders' preference, as expressed on an advisory basis.

Stockholders are not voting to approve or disapprove of the board of directors' recommendation of a frequency of three years. Rather, stockholders are voting their shares in favor of their preferred frequency for future stockholder advisory votes on our Named Executive Officer compensation. Because this vote is advisory and not binding on the Company or our board of directors, our board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs. A scheduling vote similar to this will occur at least once every six years.

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting must be cast for one of the frequency alternatives in order for it to be considered the “approved” preference of the shareholders. Votes to abstain have the effect of voting against all three alternatives. Broker nonvotes have no effect on the voting for this proposal. If no frequency alternative receives a majority of the vote, no frequency will be considered “approved”. However, the board of directors and the committee will take into account the results of the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF ONCE EVERY YEAR FOR THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICER COMPENSATION.

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OTHER MATTERS

Stockholder Proposals for the 2018 Annual Meeting

Stockholders may nominate director candidates and make proposals to be considered at the Company's 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting"). In accordance with our by-laws, any stockholder nominations of one or more candidates for election as directors at the 2018 Annual Meeting or any other proposal for consideration at the 2018 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our by-laws, not less than 60 days (April 16, 2018) nor more than 90 days (March 17, 2018) prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such nomination or proposal must be received by the Company no later than the later of 70 days prior to the date of such annual meeting and the 10th day following the day on which public disclosure of the date of such annual meeting was made.

In addition to being able to present proposals for consideration at the 2018 Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2018 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than February 16, 2018, and the stockholder must otherwise comply with the applicable requirements of the SEC and our by-laws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the full text of the provisions of our by-laws discussed above may be obtained by writing to our corporate secretary and all notices and nominations referred to above must be sent to our corporate offices at the following address: Newgioco Group, Inc., Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4, Attention: Corporate Secretary.

Expenses Relating to this Proxy Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of the Common Stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. To date, we have not incurred costs in connection with the solicitation of proxies from our stockholders, however, our estimate for total costs is $10,000.

Other Business to be Conducted at the Annual Meeting

We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent according to their best judgment.

By order of the board of directors of

NEWGIOCO GROUP, INC

/s/ Michele Ciavarella_____________

Michele Ciavarella

May 15, 2017

Chief Executive Officer

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PROXY CARD

ANNUAL GENERAL MEETING OF STOCKHOLDERS OF

NEWGIOCO GROUP, INC. (the "Company")

TO BE HELD AT Suite 701, 130 Adelaide St. W, Toronto, Ontario, Canada M5H 2K4

ON Thursday, June 15, 2017 at 10:00 a.m. (local time)

(the "Meeting")

The undersigned stockholder ("Registered Stockholder") of the Company hereby appoints, Michele Ciavarella, a director and officer of the Company, or failing this person, Alessandro Marcelli, or in the place of the foregoing, __________________________________________________________________ [print name] as proxyholder for and on behalf of the Registered Stockholder with the power of substitution to attend, act and vote for and on behalf of the Registered Stockholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Stockholder were present at the said Meeting, or any adjournment thereof.

The Registered Stockholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Stockholder as specified herein.

The undersigned appoints Michele Ciavarella and Alessandro Marcelli as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of NEWGIOCO GROUP, INC. (the "Company") held of record by the undersigned on May 8, 2017, at the Annual Meeting of Stockholders to be held at Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4, on June 15, 2017, or any adjournment thereof.

☐ Please check this box only if you intend to attend and vote at the Meeting

To assist the Company in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this Proxy by 10:00 am, June 5, 2017 using the enclosed envelope.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

Please mark your votes

like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

(1) Michele Ciavarella (2) Alessandro Marcelli (3) Luca Pasquini (4) Quirino Mancini (5) Stefano Giorgi (6) Kelly Ehler (7) Robert Stabile	FOR all Nominees listed to the left ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

(Continued, and to be marked, dated and signed, on the reverse side)

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2. Approve ratification of appointment of Pitagora Revisione Srl as the Company's independent registered public accounting firm for the fiscal year ending on December 31, 2017.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. SAY-ON-PAY: Approve the compensation of our Named Executive Officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. Vote on frequency of holding future advisory votes on the compensation of our Named Executive Officers.

ONE	TWO	THREE
YEARS	YEARS	YEARS	ABSTAIN
☐	☐	☐	☐

\/ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED \/

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the Registered Stockholder. If no direction is made, this Proxy will be voted "FOR" each of the nominated directors and "FOR" the remaining Proposals.

Dated: ________________________                    Signature:      _______________________________________

Please sign exactly as your name appears on the delivery form. When shares are held jointly, both Registered Stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such.

If a corporation, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer's capacity.

\/ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED \/

If a partnership, please sign in partnership name by authorized person.

SIGN HERE:	________________________	IF JOINT HELD:	________________________

PLEASE PRINT NAME:	________________________	JOINT NAME:	________________________

DATE:	________________________

NUMBER OF SHARES:	________________________

REPRESENTED BY PROXY:	________________________

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

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INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This form of proxy ("Instrument of Proxy") must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

2.	If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Stockholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Stockholder.

3.	A Registered Stockholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the Inspectors of Election before the Meeting begins.

4.	Registered Stockholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:
a.	appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is; OR
b.	appoint another proxyholder.

5.	The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Stockholder on any poll of a resolution that may be called for and, if the Registered Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

INSTRUCTIONS AND OPTIONS FOR VOTING:

To be represented at the Meeting, this Instrument of Proxy must be DEPOSITED at the office of Signature Stock Transfer, Inc., by mail or by fax, at any time up to and including 10:00 a.m. (local time) on Monday, June 5, 2017, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time that the Meeting is to be reconvened after any adjournment of the Meeting.

Signature Stock Transfer, Inc.

14673 Midway Road, Suite 220

Addison, Texas 75001

Fax: 972.612.4122

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